Exhibit 8.2

B & D Law Firm 10th Floor Botai Plaza, No.221 Wangjing Xiyuan Chaoyang District, Beijing, 100102, P.R.C. Tel: (86 10) 6478 9318 Fax: (86 10 ) 6478 9550 info@bdlawyer.com.cn www.bdlawyer.com.cn

March 26, 2015

To: Wowo Limited

Add: Third Floor, Chuangxin Building,

No. 18 Xinxi Road, Haidian District, Beijing,

People’s Republic of China

Dear Sirs,

We are qualified to practice law in the People’s Republic of China (the “PRC” which, for the purpose of this opinion only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue the legal opinion on the laws and the regulations of the PRC.

We have acted as PRC counsel to Wowo Limited (the “Company”), a company incorporated under the laws of Cayman Islands, and have been asked to render this legal opinion with regard to the PRC laws, in connection with the Company’s Registration Statement on the Form F-1 including all amendments thereto (the “Registration Statement”) and related to the Company’s proposed initial public offering of American Depositary Shares (the “ADSs”), representing ordinary shares, par value US$0.00001 per share, of the Company (the “Offering”) on the Nasdaq Global Market.

In rendering this opinion, we have examined, reviewed and relied on the Registration Statement and copies certified or otherwise identified to our satisfaction, documents provided by PRC Group Companies, and other documents such as corporate records, Governmental Authorizations, certificates issued by the Government Agency and any other instrument that we have deemed necessary or advisable to consider (collectively, the “Documents”).

In rendering this opinion, we have assumed:

(i)All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized to execute the same, all documents submitted to us as originals are authentic, and all Documents submitted to us as certified copies conform to the originals;

(ii)The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, except as otherwise indicated in such Documents;

(iii)All facts and information stated or given in such Documents are true and correct and no material information has been withheld or omitted by the Company and the PRC Group Companies as disclosed in the Registration Statement which is relevant for the purpose of issuing this opinion. The execution and delivery of such Documents and their terms and conditions fully reflect the genuine and complete intention of all parties thereto acting in good faith;

(iv)All Government Approval Authorities mentioned in the Documents have the power, right or due authorization to approve the relevant matters on which they have delivered the approvals, permits, licenses or certificates, as the case may be. All Governmental Authorizations and other official statements or documentation are obtained from a competent Government Agency by lawful means in due course;

(v)All information provided to us by the Company and the PRC Group Companies in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and the Company and the PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(vi)The laws of any jurisdiction other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents have been complied with;

(vii)All the explanations and interpretations provided by the Government officers, which duly reflect the official position of the relevant governmental authorities, and all factual statements, but not legal conclusions or statements of law, provided by the PRC Group Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct;

(viii)Each of the parties to the Documents other than the PRC Group Companies is duly organized and validly exists in good standing under the laws of its jurisdiction of organization and/or incorporation; each of the parties, other than the PRC Group Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization.

Definitions of terms used in this opinion are as follows:

“Wowo China” means Beijing Wowo Tuan Information Technology Co., Ltd. and Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

“Wowo WFOE” means Beijing Wowo Shijie Information Technology Co., Ltd.

“PRC Group Companies” means Wowo China, Wowo WFOE, Wuxi Yuzhong Internet Technology Co. Ltd, Jilin Wowo Tuan Information Technology Co. Ltd. and Shandong Wowo Mall Information Technology Co. Ltd .

“Government Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

“Governmental Authorizations” means all approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, qualifications, licenses, certificates and permits required by applicable PRC Laws that should be obtained from competent Governmental Agencies.

Based on the foregoing, we are of the opinion that:

The statements set forth in the Registration Statement under “Taxation—People’s Republic of China Taxation”, insofar as such statements describe PRC tax law, are accurate in all material respects and such statements constitute our opinion.

This opinion is subject to the following qualifications:

(i)This opinion is rendered on the basis of the PRC laws effective as of the date hereof. There is no assurance that any such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect and that any such changes, amendments or replacements may be made by the central or local legislative, administrative and judicial authorities of the PRC and may become effective immediately on promulgation.

(ii) This opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any view on the laws of any other jurisdictions other than the PRC.

(iii)This opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(iv)We have made no investigation of, and do not express or imply any opinion on accounting, auditing, or assets valuation either.

(v)For factual matters that are crucial but cannot be independently verified by us, we have relied on the statement and letters made by the Governmental Agency, the Company, any PRC Group Company or other third parties.

(vi)This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus included in the Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ B&D Law Firm

B&D Law Firm